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                                                                     EXHIBIT 1.2


                                 Lock-up Letter
                      for Directors and Executive Officers


                                                                         , 2004
                                                        ------------------

Gevity HR, Inc.
600 301 Boulevard West, Suite 202
Bradenton, Florida  34205

Credit Suisse First Boston LLC ("CSFB")
Lehman Brothers Inc. ("Lehman")
As Representatives of the Several Underwriters

c/o Credit Suisse First Boston LLC
    Eleven Madison Avenue
    New York, N.Y.  10010-3629

    Lehman  Brothers  Inc.
    745 Seventh Avenue
    New York, N.Y. 10019

Dear Sirs:

         As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for the common stock (the "Securities") of Gevity HR, Inc., and any successor (by merger or otherwise) thereto (the "Company"), the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the "Public Offering Date") pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFB and Lehman. In addition, the undersigned agrees that, without the prior written consent of CSFB and Lehman, it will not, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

         Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and such transfer shall not involve a disposition for value.

         In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.



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         This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before July 31, 2004 or if the transactions contemplated by the Underwriting Agreement are not consummated within 20 calendar days after the date of the final prospectus.


                                Very truly yours,



                                ----------------------------------
                                Print Name:





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                                 Lock-up Letter
                         for Other Selling Stockholders

                                                                          , 2004
                                                        ------------------

Gevity HR, Inc.
600 301 Boulevard West, Suite 202
Bradenton, Florida  34205

Credit Suisse First Boston LLC ("CSFB")
Lehman Brothers Inc. ("Lehman")
As Representatives of the Several Underwriters

c/o Credit Suisse First Boston LLC
    Eleven Madison Avenue
    New York, N.Y.  10010-3629

    Lehman Brothers Inc.
    745 Seventh Avenue
    New York, N.Y. 10019

Dear Sirs:

         As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for the common stock (the "Securities") of Gevity HR, Inc., and any successor (by merger or otherwise) thereto (the "Company"), the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the "Public Offering Date") pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFB and Lehman. In addition, the undersigned agrees that, without the prior written consent of CSFB and Lehman, it will not, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. Notwithstanding the foregoing, it is expressly understood and agreed that the undersigned is permitted to sell the undersigned's Securities to the Underwriters pursuant to the Underwriting Agreement and to convert all of the undersigned's shares of Series A Preferred Stock into Securities.

         Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities or securities exercisable for or convertible into Securities (i) to a family member or trust or (ii) to partners, members or affiliates of the undersigned may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and such transfer shall not involve a disposition for value.



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         In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

         This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before July 31, 2004 or if the transactions contemplated by the Underwriting Agreement are not consummated within 20 calendar days after the date of the final prospectus.


                                        Very truly yours,



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